As filed with the Securities and Exchange Commission on March 28, 2017

Registration No. 333-200914

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-200914

UNDER

THE SECURITIES ACT OF 1933

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	98-0392908
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Waterloo House	CT Corporation System
100 Pitts Bay Road	111 Eighth Avenue, 13th Floor
Pembroke HM 08, Bermuda	New York, New York 10011
(441) 278-0400	(212) 590-9070
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Endurance Holdings Capital Trust I

(Exact name of registrant as specified in its charter)

Delaware	To Be Applied For
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Endurance Holdings Capital Trust II

(Exact name of registrant as specified in its charter)

Delaware	To Be Applied For
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Endurance U.S. Holdings Corp.	c/o Endurance U.S. Holdings Corp.
4 Manhattanville Road	4 Manhattanville Road
Purchase, New York 10577	Purchase, New York 10577
(914) 468-8000	(914) 468-8000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not Applicable

This post-effective amendment deregisters those securities that remain unsold and not subject to outstanding convertible securities hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the Registration Statement on Form S-3 (Registration No. 333-200914) (the “Registration Statement”) of Endurance Specialty Holdings Ltd., a Bermuda exempted company (the “Registrant”), filed with the Securities and Exchange Commission on December 12, 2014.

Pursuant to the Agreement and Plan of Merger, dated as of October 5, 2016, as amended by the Amendment No. 1, dated as of December 1, 2016, by and among the Registrant, Sompo Holdings, Inc., a kabushiki kaisha organized under the Laws of Japan (“Parent”), and Volcano International Limited, a Bermuda exempted company (“Merger Sub”), Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as an indirect, wholly owned subsidiary of Parent. The Merger became effective on March 28, 2017.

In connection with the closing of the Merger, the offering pursuant to the Registration Statement has been terminated. The Registrant hereby terminates the effectiveness of the Registration Statement and, in accordance with undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered but which remain unsold at the termination of the offering, hereby removes from registration any and all securities registered but not sold under the Registration Statement as of the date hereof.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke, Bermuda, on March 28, 2017.

ENDURANCE SPECIALTY HOLDINGS LTD.

By:	/s/ John V. Del Col
Name: John V. Del Col
Title: General Counsel & Secretary

No other person is required to sign this post-effective amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, New York, on March 28, 2017.

ENDURANCE HOLDINGS CAPITAL TRUST I ENDURANCE HOLDINGS CAPITAL TRUST II

By:	/s/ Stan Osofsky
Name: Stan Osofsky
Trustee

By:	/s/ Scott W. Edwards
Name: Scott W. Edwards
Trustee

By:	/s/ Daniel S. Lurie
Name: Daniel S. Lurie
Trustee

No other person is required to sign this post-effective amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.